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                                                                Exhibit 5.1

June 29, 1998



Tricord Systems, Inc.
2905 Northwest Boulevard, Suite 20
Plymouth, MN  55441

RE:  REGISTRATION STATEMENT ON FORM S-8
     1998 STOCK INCENTIVE PLAN AND
     1998 NON-EMPLOYEE DIRECTOR STOCK PLAN

Ladies and Gentlemen:

     We have acted as counsel to Tricord Systems, Inc., a Delaware corporation (the "Company"), in connection with the registration by the Company of 1,887,240 shares (the "Shares") of its Common Stock, $0.01 par value, pursuant to the Company's Registration Statement on Form S-8 for the Company's 1998 Stock Incentive Plan and the Company's 1998 Non-Employee Director Stock Plan (collectively, the "Plans"), under which 1,537,240 and 350,000 shares, respectively, are to be registered to be filed with the Securities and Exchange Commission on June 29, 1998 (the "Registration Statement").

     In acting as counsel for the Company and arriving at the opinions expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein.

     In connection with our examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of natural persons and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

     Based on the foregoing, and subject to the qualifications and limitations set forth herein, it is our opinion that:

     1. The Company has the corporate authority to issue the Shares in the manner and under the terms set forth in the Registration Statement.

     2. The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the Plans referred to in the Registration Statement, will be validly issued, fully paid and nonassessable.


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Tricord Systems, Inc.
June 29, 1998
Page 2



     We express no opinion with respect to laws other than the General Corporate Laws of the State of Delaware and the federal laws of the United States of America, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to its use as part of the Registration Statement.

     We are furnishing this opinion to the Company solely for its benefit in connection with the Registration Statement as described above. It is not to be used, circulated, quoted or otherwise referred to for any other purpose.


Very truly yours,

OPPENHEIMER WOLFF & DONNELLY LLP


     /s/ Oppenheimer Wolff & Donnelly LLP
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